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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Gaiam, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Gaiam, Inc.
360 Interlocken Boulevard
Broomfield, Colorado 80021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 19, 2005

To our shareholders:

        The 2005 annual meeting of shareholders of Gaiam, Inc., a Colorado corporation, will be held on Thursday, May 19, 2005, at 9:30 a.m. at Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, for the following purposes:

  1.
  to elect directors of Gaiam to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; and

  2.
  to transact such other business as may properly come before the annual meeting, or any adjournment(s) or postponement(s) thereof.

        Gaiam's board of directors has fixed the close of business on Tuesday, April 5, 2005, as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder of Gaiam prior to the annual meeting, upon written request showing a proper purpose, during normal business hours at Gaiam's Broomfield, Colorado office. Only shareholders of record on the April 5, 2005 record date are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

        A copy of Gaiam's Annual Report on Form 10-K for the year ended December 31, 2004, a proxy statement and a proxy card accompany this notice. These materials are first being sent to shareholders on or about April 19, 2005.

        Shareholders are cordially invited to attend the annual meeting in person. To assure you are represented at the annual meeting, please complete and sign the enclosed proxy card and return it promptly.

By Order of the Board of Directors,

Lynn Powers, Secretary Broomfield, Colorado April 19, 2005

        YOUR VOTE IS IMPORTANT. WE URGE YOU TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

Gaiam, Inc.
360 Interlocken Boulevard
Broomfield, Colorado 80021

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2005

        This proxy statement and the accompanying proxy card are being furnished to the shareholders of Gaiam, Inc. in connection with the solicitation of proxies by and on behalf of the Board of Directors of Gaiam for use at its 2005 annual meeting of shareholders to be held on Thursday, May 19, 2005, starting at 9:30 a.m. at Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, and at any adjournment(s) or postponement(s) thereof. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about April 15, 2005.

PURPOSE OF ANNUAL MEETING

        At the annual meeting, shareholders will be asked: (i) to elect directors of Gaiam to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; and (ii) to transact such other business as may properly be brought before the annual meeting. Our Board recommends a vote "FOR" the election of the seven nominees for directors of Gaiam listed below.

QUORUM AND VOTING RIGHTS

        The presence, in person or by proxy, of the holders of a majority of the outstanding votes eligible to be cast by our Class A and Class B Common Stock is necessary to constitute a quorum at the annual meeting. Only shareholders of record at the close of business on the record date, Tuesday, April 5, 2005, will be entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 9,420,300 shares of Class A Common Stock, par value $.0001, and 5,400,000 shares of Class B Common Stock, par value $.0001, outstanding and entitled to vote. Holders of Class A Common Stock as of the record date are entitled to one vote for each share held and holders of Class B Common Stock as of the record date are entitled to ten votes for each share held. The holders of the Class A and Class B Common Stock will vote together. Once a quorum is present, the affirmative vote of a majority of the votes eligible to be cast on any subject matter shall be the act of the shareholders, other than with respect to the election of directors as described below.

        Mr. Jirka Rysavy, our Chairman and Chief Executive Officer, holds all 5,400,000 outstanding shares of Class B Common Stock and 2,164,000 shares of Class A Common Stock (or approximately 23% of the outstanding shares of Class A Common Stock). These shares are sufficient to constitute a quorum and to elect all Gaiam directors, and Mr. Rysavy has indicated that he plans to be present at the meeting and vote in favor of the directors nominated by our Board.

        All shares of Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. Directors will be elected by a plurality of the votes cast. If no instructions are indicated, the shares will be voted "FOR" the election of the seven nominees for director of Gaiam listed under "Election of Directors." Abstentions and broker non-votes will have no effect on the result of the vote, although they will count towards the presence of a quorum. Because director nominees must receive a plurality of the votes cast at the annual meeting, a vote withheld from a particular nominee or from all nominees will not affect the election of that nominee. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (a) filing with Gaiam a written revocation of the proxy, (b) appearing at the annual meeting and voting in person, or (c) submitting to Gaiam a duly executed proxy bearing a later date.

        The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to shareholders in connection with the solicitation of proxies will be borne by Gaiam. In addition, officers, directors and regular employees of Gaiam may solicit proxies by written communication, telephone or telegraph. These persons will receive no special compensation for any solicitation activities.

        IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE "FOR" THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR IDENTIFIED BELOW UNLESS AUTHORITY IS WITHHELD BY THE SHAREHOLDER GRANTING THE PROXY. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY GAIAM'S BOARD, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS. JIRKA RYSAVY, WHO HOLDS APPROXIMATELY 23% OF THE OUTSTANDING SHARES OF CLASS A COMMON STOCK AND 100% OF THE OUTSTANDING SHARES OF CLASS B COMMON STOCK, HAS INFORMED GAIAM THAT HE INTENDS TO VOTE HIS SHARES IN FAVOR OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees for Election as Directors

        The Board proposes that Jirka Rysavy, Lynn Powers, James Argyropoulos, Barnet M. Feinblum, Barbara Mowry, Ted C. Nark and Paul H. Ray be elected as directors of Gaiam, to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Unless contrary instructions are given, the proxies will be voted for these nominees. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable for service. If for any unforeseen reason any nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

        The names of the nominees, their ages, the years in which they began serving as directors if applicable, and their positions are set forth below. Each of the nominees other than Mr. Nark are currently directors of Gaiam.

        JIRKA RYSAVY—age 50—Founder, Chairman and Chief Executive Officer of Gaiam. He has been Chairman since Gaiam's inception and became our full-time Chief Executive Officer in December 1998. In 1986, Mr. Rysavy founded Corporate Express, Inc., which, under his leadership, grew to become a Fortune 500 company supplying office and computer products and services. He was its Chairman and Chief Executive Officer until September 1998. Mr. Rysavy also founded and served as Chairman and Chief Executive Officer of Crystal Market, a health foods market, which was sold in 1987 to become the first Wild Oats Markets store.

        LYNN POWERS—age 56—President, Director and Chief Executive Officer of North American operations of Gaiam. Ms. Powers has been President and a Director since February 1996. From February 1996 until September 2001, she was Chief Operating Officer, when she was promoted to Chief Executive Officer of North American operations. From 1992 to 1996, she was Chief Executive Officer of La Scelta, an importer of natural fiber clothing products. Before that, Ms. Powers was Senior Vice President Marketing/Strategic Development and Vice President Merchandising of Miller's Outpost, a specialty retailer.

        JAMES ARGYROPOULOS—age 61—Director since May 2002. Mr. Argyropoulos has been primarily engaged as a private investor over the last fifteen years. Mr. Argyropoulos founded The Walking Company, a lifestyle specialty retailer, and served as its Chairman from 1992 until 2004. Previously Mr. Argyropoulos served as Chairman and Chief Executive Officer of The Cherokee Group Inc., a shoe manufacturing and apparel business he founded in 1972.

        BARNET M. FEINBLUM—age 57—Director since October 1999. Mr. Feinblum is the President and Chief Executive Officer of Organic Vintners, a marketer of organic wines. Mr. Feinblum was the President, Chief Executive Officer and Director of Horizon Organic Dairy from May 1995 to January 2000. From July 1993 through March 1995, Mr. Feinblum was the President of Natural Venture Partners, a private investment company. From August 1976 until August 1993, Mr. Feinblum held various positions at Celestial Seasonings, Inc., including President, Chief Executive Officer, and Chairman of the Board. Mr. Feinblum is also a director of Seventh Generation, Inc.

        BARBARA MOWRY—age 57—Director since October 1999. Since 2003, Ms. Mowry has been Chief Executive Officer of Silver Creek Systems, a provider of enterprise data usability software. From 1997 until February 2001, Ms. Mowry was the President and Chief Executive Officer of Requisite Technology, a business-to-business e-commerce company specializing in the creation and management of electronic content and catalogs. Prior to joining Requisite Technology, Ms. Mowry was an officer of Telecommunications, Inc. (cable television) from 1995 to 1997. In 1990, Ms. Mowry founded, and until 1995 served as Chief Executive Officer of, The Mowry Company, a relationship marketing firm focusing on the development of long-term customer relationships for businesses.

        TED C. NARK—age 47—Mr. Nark has served as Chief Executive Officer of White Cap Construction Supply, a distributor of specialty hardware, tools and materials to construction contractors, since April 2002. From 1998 until 2002, Mr. Nark was the Chief Executive Officer and Manager Director of Corporate Express Australia, a publicly traded business to business office product distribution company in Australia. From 1992 until 1998, Mr. Nark worked for Corporate Express, Inc., as Northwest Division President from 1992 to 1995, and then as Group President from 1995 to 1998.

        PAUL H. RAY—age 65—Director since October 1999. Since 2000, Mr. Ray has been the Chief Executive Officer of Integral Partnerships LLC, a consulting firm specializing in Cultural Creative topics. From 1986 until 2000, he was Executive Vice President of American LIVES, Inc., a market research and opinion-polling firm. Prior to joining American LIVES, Mr. Ray was Chief of Policy Research on Energy Conservation at the Department of Energy, Mines and Resources of the Government of Canada from 1981 to 1983. From 1973 to 1981, Mr. Ray was Associate Professor of Urban Planning at the University of Michigan. He is the author of "The Integral Culture Survey," which first identified the Cultural Creatives subculture.

        Each director serves for a one-year term.

Committees and Meetings of the Board of Directors

        The Gaiam Board of Directors meets regularly during the year. The Board of Directors has determined that each of Messrs. Argyropoulos, Feinblum and Ray and Ms. Mowry are independent as defined by the listing standards of the NASDAQ Stock Market and that Mr. Nark will also be independent.

        In 2004, our Board held four meetings, including regularly scheduled and special meetings. Each director who served as director attended over 75% of the aggregate number of meetings of our Board and of the committees of our Board on which the director served during 2004.

        The Board expects a majority of its directors to attend the annual meeting, and in 2004, all of our directors attended the annual meeting. Gaiam's policy on attendance by directors at the annual meeting encourages our directors to attend the annual meeting unless they have a scheduling conflict.

        The Board of Directors generally has four regularly scheduled meetings during the year, and our four independent directors generally schedule their executive sessions (without management present) adjacent to a regularly scheduled Board meeting. Our Board has standing audit and compensation committees. We have adopted written charters for both committees.

        Audit Committee.    During 2004, the Audit Committee consisted of Messrs. Feinblum and Argyropoulos and Ms. Mowry, and each member of the committee is independent within the meaning of rules of NASDAQ Stock Market. During 2004, Barnet Feinblum served as chairperson of the Audit Committee and was an "audit committee financial expert," as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee is responsible for the appointment, compensation and oversight of Gaiam's auditor and for approval of any non-audit services provided by the auditor. The Audit Committee also oversees (a) management's maintenance of the reliability and integrity of our accounting policies and financial reporting and disclosure practices; (b) management's establishment and maintenance of processes to assure that an adequate system of internal control is functioning; and (c) management's establishment and maintenance of processes to assure our compliance with all laws, regulations and company policies relating to financial reporting. The Audit Committee held eight meetings during 2004.

        Compensation Committee.    The Compensation Committee consisted of Messrs. Feinblum, Argyropoulos, and Ray and Ms. Mowry during 2004. During 2004, Barbara Mowry served as chairperson of the Compensation Committee. The Compensation Committee establishes compensation amounts and policies applicable to our executive officers, establishes salaries, bonuses and other compensation plans and matters for our executive officers and administers Gaiam's stock option plans and employee stock purchase plan. The Compensation Committee held one meeting during 2004.

        We do not have a nominating committee, and nominations for directors are made by our full Board. Gaiam is exempt from NASDAQ Stock Market rules with respect to nominating committees because Gaiam may be deemed a controlled company on the basis of Mr. Rysavy's control of more than 50% of Gaiam's voting power, and in light of Mr. Rysavy's control our Board does not believe a nominating committee would serve a purpose. Our bylaws set forth certain procedures that are required to be followed by shareholders in nominating persons for election to our Board. Generally, written notice of a proposed nomination must be received by Gaiam's Corporate Secretary not later than the 45th day nor earlier than the 70th day prior to the anniversary of the mailing of the preceding year's proxy materials.

Directors' Compensation

        Directors who are not employees of Gaiam or its affiliates are paid a fee of $3,000 for each meeting of our Board that they attend, and a fee of $1,000 for each telephonic meeting attended. In addition, non-employee directors are paid a fee of $500 for attendance at each committee meeting and $250 for each telephonic meeting attended. Non-employee chairpersons of each standing committee receive an annual fee of $1,000. All directors elected to receive their 2004 compensation in Gaiam common stock, except Mr. Ray, who elected to receive cash compensation.

EXECUTIVE OFFICERS OF GAIAM

        The executive officers of Gaiam, Inc., their positions and their respective ages are as follows:

Name	Age	Position
Jirka Rysavy	50	Chairman of the Board and Chief Executive Officer
Lynn Powers	56	President, Director, Secretary and CEO of North American Operations
Janet Mathews	49	Vice President and Chief Financial Officer

Executive officers are elected annually by Gaiam's Board of Directors. All of the above individuals have been employed by Gaiam for more than the past five years.

BENEFICIAL OWNERSHIP OF SHARES

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 5, 2005, except as noted, for (i) each person (or group of affiliated persons) who, insofar as Gaiam has been able to ascertain, beneficially owned more than 5% of the outstanding shares of Class A or Class B Common Stock of Gaiam, (ii) each director and nominee for director, (iii) each executive officer named in the table above, and (iv) all current directors and executive officers as a group.

Title of Class of Common Stock	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Class A	Jirka Rysavy	7,764,000	(3)(4)	51.69%
	Columbia Wanger Asset Management(5)	1,212,000	(5)	12.87%
	Wentworth, Hauser & Violich(6)	630,249	(6)	6.69%
	S.A.C. Capital Advisors, LLC(7)	502,497	(7)	5.33%
	Lynn Powers	452,000	(4)	4.62%
	James Argyropoulos	236,042	(4)(8)	2.50%
	Janet Mathews	44,600	(4)	*
	Barnet Feinblum	29,886	(4)(9)	*
	Barbara Mowry	20,948	(4)	*
	Paul Ray	16,121	(4)	*
	Ted Nark	—		*
	All directors and officers as a group (8 persons)	8,563,597	(3)(4)	55.40%
Class B	Jirka Rysavy	5,400,000		100.0%
	All directors and officers as a group (8 persons)	5,400,000		100.0%

*
Indicates less than one percent ownership

(1)
The address of all persons listed is 360 Interlocken Blvd., Broomfield, Colorado, 80021, except as otherwise noted.

(2)
This table is based upon information supplied by officers, directors and principal shareholders on Schedule 13Gs and Forms 3, 4 and 5 filed with the Securities and Exchange Commission. All beneficial ownership is direct, except as otherwise noted. Share amounts include stock options exercisable within 60 days of April 5, 2005.

(3)
Includes 5,400,000 shares of Class A Common Stock obtainable upon conversion of Class B Common Stock.

(4)
Includes the following shares issuable upon the exercise of stock options which can be exercised within sixty days of April 5, 2005: Mr. Rysavy, 200,000; Ms. Powers, 354,800; Mr. Argyropoulos, 10,000; Ms. Mathews, 44,000; Mr. Feinblum, 10,000; Ms. Mowry, 10,000; and Mr. Ray, 10,000.

(5)
Based on a Schedule 13G filed as of February 11, 2005. The address for Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(6)
Based on a Schedule 13G filed as of February 3, 2005. The address for Wentworth, Hauser & Violich is 353 Sacramento Street, Suite 600, San Francisco, CA 94111.

(7)
Based on a Schedule 13G filed as of February 14, 2005. The address for S.A.C. Capital Advisors is 72 Cummings Point Road, Stamford, CT 06902.

(8)
Includes 220,000 shares of Class A Common Stock held by Argyropoulos Investors.

(9)
Includes 4,000 shares of Class A Common Stock held by Mr. Feinblum's wife, as to which Mr. Feinblum disclaims beneficial ownership.

SUMMARY COMPENSATION TABLE(1)

        The following table sets forth certain summary information regarding individual compensation paid to the Chief Executive Officer and the other four most highly compensated officers of Gaiam for all services rendered in all capacities to Gaiam and its subsidiaries for the years ended December 31, 2004, 2003 and 2002:

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	Other Compensation ($)(1)
Jirka Rysavy Chairman and Chief Executive Officer	2004 2003 2002	166,154 166,923 171,154	— — —	— — —	— — —
Lynn Powers President, Director, Secretary and CEO of North American Operations	2004 2003 2002	166,154 166,923 171,154	— — 80,000	— 200,000 —	— — —
Janet Mathews Vice President and Chief Financial Officer	2004 2003 2002	150,308 140,000 134,231	— — 37,500	— 40,000 10,000	— — —
Howard Ronder Vice President—Creative(2)	2004 2003 2002	148,969 140,000 132,077	— — 30,000	— 10,000 20,000	55,696 — 44,304
Linda West Vice President—Merchandising	2004 2003 2002	142,654 135,000 127,308	— — 34,500	— 10,000 10,000	— — —

(1)
No other annual compensation payments, awards of restricted stock, or payouts under long term incentive plans (as defined by the applicable federal securities regulations) were made during 2004, 2003 or 2002. Therefore the columns for such compensation otherwise required by applicable federal securities regulations have been omitted.

(2)
Gaiam loaned Mr. Ronder $55,696 for relocation expenses, of which $32,777 was disbursed to Mr. Ronder and $22,919 was retained by Gaiam for payment of applicable withholding taxes in the event the loan was discharged. Gaiam agreed to forgive the loan if Mr. Ronder remained employed by Gaiam for two years after relocation. The loan was cancelled in February 2004 and $55,696 is included in Other Compensation for 2004.

Stock Option Grants

        No stock option grants were made to any officer named in the Summary Compensation table during fiscal year 2004.

Stock Option Exercises and Holdings

        The following table identifies the number and value of unexercised options for the officers named in the Summary Compensation table at December 31, 2004. No options were exercised during 2004, and, accordingly, columns for shares acquired and value realized for stock options exercised by the officers during 2004 have been omitted.

DECEMBER 31, 2004 OPTION VALUES

	Number of Shares Underlying Unexercised Options at December 31, 2004 (#)
			Value of Unexercised In-the-Money Options at December 31, 2004 ($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Jirka Rysavy	200,000	—	355,000	—
Lynn Powers	313,000	247,000	294,200	159,800
Janet Mathews	38,000	42,000	35,370	27,880
Howard Ronder	18,500	21,500	10,405	6,970
Linda West	25,800	17,400	20,585	6,970

(1)
The aggregate amount is based on the difference between the exercise price of the individual stock options and the closing price of $6.15 for Gaiam's shares as reported on the NASDAQ National Market on December 31, 2004.

Employment Contracts and Termination of Employment

        Gaiam does not have any employment agreements with any of its executive officers and does not typically enter into written employment agreements with any employees. However, Gaiam's directors, officers and managers are required to sign a confidentiality agreement and, upon receiving a stock option grant, a two-year non-compete agreement commencing with the date they leave Gaiam.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consisted of Messrs. Feinblum, Argyropoulos, and Ray and Ms. Mowry during 2004. None of the members of the Compensation Committee has ever been an officer or employee of Gaiam, Inc. or any of its subsidiaries.

        In 2004, none of Gaiam's executive officers:

  •
  served as a member of the compensation committee (or committee performing a similar function, or in the absence of such committee, the board of directors) of another entity, one of whose executive officers served on Gaiam's Compensation Committee or Board of Directors; or

  •
  served as a director of another entity, one of whose executive officers served on Gaiam's Compensation Committee.

AUDIT COMMITTEE REPORT

        The Audit Committee, on behalf of the Board of Directors, oversees management's conduct of internal control processes and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report information required for public disclosure.

        Gaiam's management is responsible for establishing and maintaining adequate internal financial controls, for the preparation of Gaiam's consolidated financial statements and for the public reporting process. The firm of Ehrhardt Keefe Steiner & Hottman P.C. ("EKS&H"), as Gaiam's independent registered public accounting firm for 2004, is responsible for performing an independent audit of Gaiam's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon expressing its opinion as to whether Gaiam's consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Gaiam in conformity with accounting principles generally accepted in the United States. EKS&H is also responsible for performing an audit and expressing an opinion on management's assessment of the effectiveness of Gaiam's internal control over financial reporting, along with expressing its own opinion on the effectiveness of Gaiam's internal control over financial reporting.

        In this context, the Audit Committee reviewed and discussed Gaiam's audited consolidated financial statements for the year ended December 31, 2004 with management and representatives of EKS&H, management's assessment of the effectiveness of Gaiam's internal control over financial reporting and EKS&H's evaluation of Gaiam's internal control over financial reporting. EKS&H concluded, in its Report of Independent Registered Public Accounting Firm dated March 15, 2005, that "in our opinion, Gaiam, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on the COSO Criteria."

        The Audit Committee also discussed with EKS&H the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee reviewed with EKS&H, who is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in our financial statements. Also, the Audit Committee discussed the results of the annual audit and such other matters required to be communicated with the Audit Committee under professional auditing standards.

        In discharging its oversight responsibility over the audit process, the Audit Committee obtained from our independent auditors statements describing all relationships between our independent auditors and us that might bear on our auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence.

        The Audit Committee recommended to our Board that our audited financial statements for the year ended December 31, 2004 be included in our Annual Report on Form 10-K for 2004 for filing with the Securities and Exchange Commission, in reliance upon (1) the Audit Committee's reviews and discussions with management and EKS&H; (2) management's assessment of the effectiveness of Gaiam's internal control over financial reporting; (3) the receipt of an opinion from EKS&H, dated February 15, 2005, stating Gaiam's 2004 consolidated financial statements present fairly in all material respects, the consolidated financial position of Gaiam and its consolidated subsidiaries at December 31, 2004 and the consolidated results of operations and cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States, and (4) the receipt of EKS&H's opinion on the effectiveness of Gaiam internal control over financial reporting dated March 15, 2005.

                      Audit Committee

                      Barnet Feinblum, Chairperson
                      James Argyropoulos
                      Barbara Mowry

        This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Gaiam specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed to be soliciting material.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        Gaiam's Audit Committee discussed fees and other matters relating to accounting services for the 2004 fiscal year with Ernst & Young ("E&Y") in December 2003 and did not accept E&Y's initial engagement proposal for the 2004 fiscal year. E&Y was asked to submit a revised proposal to the Audit Committee for consideration, and E&Y submitted a revised proposal dated June 7, 2004. The Audit Committee reviewed and discussed the revised engagement proposal and engaged E&Y to only provide services through the review of Gaiam's second quarter results, and notified E&Y that Gaiam intended to seek additional bids for 2004 accounting services. On July 23, 2004, E&Y resigned as our independent accountants, effective following completion of their review of our second quarter financial statements and quarterly report on Form 10-Q for the period ended June 30, 2004.

        The reports of E&Y on the financial statements for the two years ended December 31, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

        In connection with its audits for the two years ended December 31, 2003 and through July 23, 2004, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of E&Y would have caused them to make reference thereto in their report on the financial statements for such years.

        During the two years ended December 31, 2003 and through July 23, 2004, there were no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)). E&Y furnished a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements. A copy of that letter, dated July 28, 2004, was attached as Exhibit 16 to our Form 8-K, dated July 23, 2004.

        On October 11, 2004, the Audit Committee engaged EKS&H to serve as Gaiam's independent registered public accounting firm for the fiscal year ended December 31, 2004. EKS&H's engagement was effective for the filing of our Form 10-Q for the quarter ended September 30, 2004.

        During the two years ended December 31, 2003 and through October 11, 2004, we did not consult with EKS&H with respect to any of the matters or events set forth in Item 304(a)(i) or (ii) of Regulation S-K.

Disclosure of Independent Accountant Fees

        The following table presents fees for professional services rendered by EKS&H and E&Y, respectively, for the years ended December 31, 2004 and 2003:

EKS&H Audit and Non-Audit Fees (in $000's)	2004	2003
Audit fees(1)	$149	$—
Audit related fees(2)	—	—
Tax fees(3)	—	—
All other fees	—	—

Total	$149	$—

E&Y Audit and Non-Audit Fees (in $000's)	2004	2003
Audit fees(1)	$34	$243
Audit related fees(2)	—	—
Tax fees(3)	—	—
All other fees	—	—

Total	$34	$243

(1)
Audit fees are fees that we paid for the audit of our annual financial statements included in our Form 10-K and review of financial statements included in our Form 10-Qs' for the audit of our internal control over financial reporting; for the attestation of management's report on the effectiveness of internal control over financial reporting; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; and all costs and expenses in connection with the above.

(2)
Audit related fees consisted of consultative services on proposed transactions and accounting.

(3)
Tax fees represent fees charged for services for tax advice, tax compliance and domestic and international tax planning.

In accordance with the policies of our Audit Committee and legal requirements, all services to be provided by our independent registered public accounting firm are pre-approved by the Audit Committee. Pre-approved services include audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and such services relate to a particular defined task or scope of work and are subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such action is then communicated to the full Audit Committee at the next Audit Committee meeting. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. If we need such services, we obtain them from other service providers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors consists of Messrs. Feinblum, Argyropoulos and Ray and Ms. Mowry, each of whom qualifies as a non-employee director under Rule 16b-3 under the Exchange Act. The Compensation Committee sets compensation policies applicable to executive officers, has the authority to approve salaries and bonuses and other compensation matters for these executive officers and administers Gaiam's 1999 Long-Term Incentive Plan.

Executive Compensation Philosophy

        Gaiam's executive compensation policy is designed with the goals of ensuring that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining highly qualified executive officers, and providing total compensation that is competitive with companies in comparable industries or other companies of comparable size, growth and performance. Gaiam's policies emphasize compensation through long-term equity participation.

Executive Compensation Components

        The key components of Gaiam's compensation program are base salary, eligibility for annual incentive bonus awards and equity participation in the form of stock options. Executive officers are also entitled to customary benefits generally available to all employees of Gaiam, including group medical, dental, life and disability insurance and participation in 401(k) and employee stock purchase plans. The compensation of Gaiam's executive officers, including its Chief Executive Officer, is not based on any specific relationship to Gaiam's corporate performance.

Chief Executive Officer Compensation

        During 2002, Mr. Rysavy's annual salary increased from $165,000 to $175,000, which the Board of Directors believed to be a modest salary level given the importance of Mr. Rysavy to the future of Gaiam. During 2003, Mr. Rysavy voluntarily reduced his annual salary to $165,000, and his compensation continued at this reduced rate through fiscal year 2004.

                      Compensation Committee

                      Barbara Mowry, Chairperson
                      Barnet Feinblum
                      Paul Ray
                      James Argyropoulos

        This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Gaiam specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed to be soliciting material.

STOCK PERFORMANCE GRAPH

        The graph below shows, for the five years ended December 31, 2004, the cumulative total return on an investment of $100 in our Class A common stock, assumed to have been made on December 31, 1999. The graph compares such return with that of comparable investments assumed to have been made on the same date in (a) the NASDAQ Stock Market (U.S. Companies) Index and (b) a peer group of other lifestyle companies, selected in good faith, comprised of Harley-Davidson, Inc.; Martha Stewart Living Omnimedia, Inc.; and Starbucks Corporation. Gaiam does not believe a sufficient number of public companies that primarily engage in Gaiam's lines of business exist to permit construction of a peer group of such companies, and, accordingly, Gaiam has selected its peer group from companies who focus on their lifestyle brands. Although total return for the assumed investment reflects a reinvestment of all dividends on December 31st of the year in which such dividends are paid, no cash dividends were paid on our common stock during the periods presented. Our Class A common stock is quoted by The NASDAQ Stock Market's National Market under the trading symbol GAIA.

**
$100 invested on 12/31/99 in stock or index—including reinvestment of dividends. On October 29, 1999, Gaiam commenced trading on the NASDAQ stock exchange at $5.00 per share (NASDAQ NM Composite 1349.50). The closing price of Gaiam's stock on December 31, 2004 was $6.15 (NASDAQ NM Composite 982.25). Gaiam's fiscal year ends on December 31.

Cumulative Total Return	10/99	12/99	12/00	12/01	12/02	12/03	12/04
GAIAM, INC.	31.50	100.00	97.25	137.32	65.32	37.48	38.74
NASDAQ STOCK MARKET (U.S.)	73.12	100.00	72.62	50.23	29.12	44.24	47.16
PEER GROUP	99.92	100.00	141.07	163.47	149.74	186.57	294.58

        This Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Gaiam specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act and is not to be deemed to be soliciting material.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Jacquelyn Abraham, the daughter of Gaiam's Director, President and CEO of North American Operations Lynn Powers, was promoted to Director of Gaiam Media and Human Resources on February 24, 2005 and was requested to relocate to the corporate headquarters. The independent members of the board approved Ms. Abraham's annual salary of $79,000. Additionally, the board approved that Ms. Abraham receive a relocation reimbursement allowance of $25,000. Should she voluntarily terminate her employment within a two year period from the effective date, or if Gaiam terminates her employment for cause, all or a portion of the $25,000 is reimbursable to Gaiam. Ms. Abraham has been with the company since 2000 and operated out of the California office until that location was closed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires Gaiam's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of Gaiam's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Class A Common Stock and other equity securities of Gaiam. Directors, officers and 10% holders are required by Securities and Exchange Commission regulations to furnish Gaiam with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to Gaiam and the representations made by the reporting persons to Gaiam, Gaiam believes that during 2004 its directors, officers and 10% holders complied with all the filing requirements under Section 16(a) of the Exchange Act, except Mr. Rysavy inadvertently failed to make one filing within the prescribed reporting timeframe with respect to 2,200 shares he donated to a non-profit organization during 2001.

SHAREHOLDER PROPOSALS

        Shareholders may submit proposals on matters appropriate for shareholder action at Gaiam's annual meetings consistent with regulations adopted by the Securities and Exchange Commission. For shareholder proposals to be considered for inclusion in Gaiam's proxy statement and form of proxy relating to the 2006 annual meeting of shareholders, they must be received by Gaiam not later than December 14, 2005, unless the date of the 2006 meeting of shareholders is changed by more than 30 days from May 18, 2006.

        In addition, under the terms of Gaiam's Bylaws, unless the date of the 2006 meeting of shareholders is changed by more than 30 days from May 18, 2006, shareholders who intend to present an item of business or nomination at the 2006 annual meeting of shareholders (other than a proposal submitted for inclusion in Gaiam's proxy material(s)) must provide notice in writing of such business or nomination to Gaiam no earlier than February 1, 2006 and no later than February 26, 2006.

        Such written notice must contain specified information, including, among other things, information as would be required to be included in a proxy statement under Securities and Exchange Commission rules, as set forth more fully in our Bylaws. All proposals or other notices should be addressed to Gaiam at 360 Interlocken Boulevard, Broomfield, Colorado 80021, Attention: Secretary.

DELIVERY OF MATERIALS

        Securities and Exchange Commission rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. In accordance with a notice that is being sent to certain beneficial shareholders (who share a single address) only one annual report and proxy statement will be sent to that address unless any shareholder at that address gave contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, please contact Computershare Trust Company (Gaiam's transfer agent & registrar) in writing by mailing to Computershare Trust Company, Attention: Householding, 350 Indiana Street, Suite 800, Golden, CO 80401, or by faxing your request to: 303-262-0700. You can also contact Gaiam by calling 303-222-3600.

COMMUNICATION WITH THE BOARD

        Shareholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to the Gaiam Board of Directors, c/o Corporate Secretary, Gaiam, Inc., 360 Interlocken Boulevard, Broomfield, CO 80021. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

OTHER MATTERS

        Management does not intend to present, and has no information as of the date of preparation of this proxy statement that others will present, any business at the annual meeting, other than business pertaining to matters set forth in the notice of annual meeting and this proxy statement. However, if other matters requiring the vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.

YOUR VOTE IS IMPORTANT

        WE URGE YOU TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED.

GAIAM, INC.
Proxy for Annual Meeting of Shareholders
May 19, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GAIAM, INC.

        The undersigned hereby appoints Jirka Rysavy and Lynn Powers as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Gaiam, Inc. held of record by the undersigned on April 5, 2005, at the 2005 annual meeting of shareholders of Gaiam, Inc. and any adjournment or postponement thereof, as follows:

        The undersigned has received the Notice of Meeting, the proxy statement relating to the annual meeting of shareholders to be held May 19, 2005, and Gaiam's Annual Report on Form 10-K for its year ended December 31, 2004, and hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS INDICATED.

        PLEASE SIGN AND RETURN PROMPTLY.

A.
ELECTION OF DIRECTORS

        The Board of Directors recommends a vote FOR the listed nominees.

01—Jirka Rysavy
02—Lynn Powers
03—James Argyropoulos
04—Barnet M. Feinblum
05—Barbara Mowry
06—Ted C. Nark
07—Paul H. Ray

☐
FOR all nominees

☐
WITHHOLD AUTHORITY to vote for all nominees

☐
FOR ALL EXCEPT: to withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the space provided to the right:

B.
NON-PROPOSAL

☐
I consent to receive future proxy statements and annual reports via the internet.

        In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Management is not presently aware of any such matters to be presented for action.

		Dated:	, 2005
Signature 1	Signature 2

        Please sign exactly as your name or names appear on this proxy. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such, and where more than one executor, etc., is named, a majority must sign. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign full partnership name by an authorized person.

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Mark this box with an X if you have made changes to your name or address details.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 19, 2005
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2005